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                                                      EXHIBIT 21


                          SUBSIDIARIES OF THE COMPANY

A. As of December 31, 2001 the following are subsidiaries more than 50% owned (included in the consolidated financial statements):

                                                  Jurisdiction of     Percentage
        Name                                      Incorporation         Owned
-------------------------                         ---------------     ----------
Trans-Lux Canada Ltd.                             Canada                 100%
Trans-Lux Castle Rock Corporation (2)             Colorado               100
Trans-Lux Cinema Consulting Corporation (4)       California             100
Trans-Lux Cocteau Corporation (6)                 New Mexico             100
Trans-Lux Colorado Corporation (6)                Colorado               100
Trans-Lux Desert Sky Corporation (6)              Arizona                100
Trans-Lux Display Corporation                     Delaware               100
Trans-Lux Dreamcatcher Corporation (6)            New Mexico             100
Trans-Lux Durango Corporation (5)                 Colorado               100
Trans-Lux Experience Corporation                  New York               100
Trans-Lux Four Corners Corporations (5)           New Mexico             100
Trans-Lux FSC Corporation (3)                     Barbados               100
Trans-Lux High Five Corporation (6)               Colorado               100
Trans-Lux Investment Corporation                  Delaware               100
Trans-Lux Laramie Corporation (6)                 Wyoming                100
Trans-Lux Loma Corporation (6)                    New Mexico             100
Trans-Lux Los Lunas Corporation (5)               New Mexico             100
Trans-Lux Loveland Corporation (6)                Colorado               100
Trans-Lux Midwest Corporation                     Iowa                   100
Trans-Lux Montezuma Corporation (5)               New Mexico             100
Trans-Lux Movie Operations Corporation (4)        Texas                  100
Trans-Lux Multimedia Corporation                  New York               100
Trans-Lux Holding Corporation                     Connecticut            100
Trans-Lux Pennsylvania Corporation (2)            Pennsylvania           100
Trans-Lux Pty Limited                             Australia              100
Trans-Lux Real Estate Corporation (4)             Texas                  100
Trans-Lux Seaport Corporation                     New York               100
Trans-Lux Service Corporation                     New York               100
Trans-Lux Skyline Corporation (6)                 Colorado               100
Trans-Lux Southwest Corporation (6)               New Mexico             100
Trans-Lux Starlight Corporation (6)               New Mexico             100
Trans-Lux Storyteller Corporation (6)             New Mexico             100
Trans-Lux Summit Corporation (5)                  Colorado               100
Trans-Lux Syndicated Programs Corporation         New York               100
Trans-Lux Taos Corporation (5)                    New Mexico             100
Trans-Lux Theatres Corporation (1)                Texas                  100
Trans-Lux Valley Corporation (5)                  Arizona                100
Trans-Lux West Corporation                        Utah                   100
Trans-Lux Wyoming Corporation (5)                 Wyoming                100

(1)  Wholly-owned subsidiary of Trans-Lux Investment Corporation.
(2)  Wholly-owned subsidiary of Trans-Lux Theatres Corporation.
(3)  Wholly-owned subsidiary of Trans-Lux Syndicated Programs Corporation.
(4)  Wholly-owned subsidiary of Trans-Lux Holding Corporation.
(5)  Wholly-owned subsidiary of Trans-Lux Real Estate Corporation
(6)  Wholly-owned subsidiary of Trans-Lux Movie Operations Corporation

B. Other entities (accounted for in the consolidated financial statements under the equity method):

     MetroLux Theatres - A joint venture partnership in which Trans-Lux Loveland Corporation, listed in A. above as a wholly-owned subsidiary of the Registrant, is a 50% venture. Metro Colorado Corporation owns the remaining 50% of the joint venture and is unrelated to the Registrant.